EXHIBIT 10.27 Form of 2006 Equity Compensation Plan Restricted Stock Award
Agreement, as amended (effective date December 21, 2010)

Not to be used for Performance-Based Awards

STATE BANCORP, INC.

2006 Equity Compensation Plan Restricted Stock Award Agreement
(effective as of December 21, 2010)

This agreement (the “Award Agreement”) dated as of _________ ___, ____ (the “Award Date”), is entered into by and between State Bancorp, Inc., a New York corporation (the “Company”) and ___________________________________ (the “Grantee”). All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them by the State Bancorp, Inc. 2006 Equity Compensation Plan (the “Plan”).

1. General. The Restricted Stock granted under this Award Agreement (the “Restricted Stock Award”) is granted as of the Award Date pursuant to and subject to all of the provisions of the Plan applicable to Restricted Stock granted pursuant to Section 8 of the Plan, which provisions are, unless otherwise provided herein, incorporated by reference and made a part hereof to the same extent as if set forth in their entirety herein, and to such other terms necessary or appropriate to the grant hereof having been made. A copy of the Plan is on file in the offices of the Company.

2. Grant. In consideration of the Grantee’s past service to the Company or its Subsidiaries, the Company hereby awards to Grantee a total of __________ shares of Restricted Stock (the “Restricted Stock”), subject to the restrictions set forth in Section 3 hereof and in the Plan.

3. Restrictions.

a.

During the period commencing as of the Award Date and until such time as the Restricted Stock shall have fully vested in accordance with Section 3d (the “Restricted Period”), the Restricted Stock shall remain subject to forfeiture and other restrictions set forth below.

b.

During the Restricted Period and during the additional period (if any) commencing at the expiration of the Restricted Period and ending on the later of the first anniversary of the date on which the Restricted Stock fully vests or the first anniversary of the Grantee’s termination of employment with the Company and its Subsidiaries and affiliates for any reason (the “Supplemental Period”), the Restricted Stock shall remain subject to the provisions of Section 17 hereof. If the Grantee violates the restrictions of Section 17 hereof during the Restricted Period or the Supplemental Period, the Company shall have the right, but not the obligation, to declare the Restricted Stock forfeited; in such event, the Company shall repurchase the Restricted Stock from the Grantee in consideration for a cash payment equal to the monetary payment (if any) made by the Grantee to the Company to acquire the Restricted Stock or $.01 per share. Such right shall be exercised no later than thirty days after the expiration of the Restricted Period and the Supplemental Period.

c.

None of the shares of Restricted Stock may be sold, exchanged, transferred, pledged, hypothecated, assigned or otherwise encumbered or disposed of until they shall have fully vested in accordance with Section 3d and, if applicable, have become transferable in accordance with Section 3j (whichever occurs last).

d.

Subject to the Grantee’s continued employment with the Company (or a Subsidiary thereof), and except as provided below, the Restricted Stock shall vest one third after the expiration of the third year after the Award Date, one third after the expiration of the fourth year after the Award Date and the remainder to vest after the expiration of the fifth year after the Award Date (each a “Vesting Date”).

e.

In the event of the Grantee’s death or Disability while the Grantee remains employed by the Company (or a Subsidiary thereof), the Restricted Stock shall become vested on a pro rated basis based upon the number of months of the Grantee’s employment since the Award Date. In the event the Grantee’s employment with the Company (or a Subsidiary thereof) terminates for any reason other than by death or Disability prior to the Vesting Date, the Restricted Stock shall be forfeited immediately.

f.

Notwithstanding anything to the contrary herein but subject to Section 3j, if applicable, if the Company is not the surviving corporation following a Change in Control, and the Acquiror does not assume the Restricted Stock or does not substitute equivalent equity awards relating to the securities of such Acquiror or its affiliates for the Restricted Stock, then the Restricted Stock shall become fully vested and all restrictions (other than transfer restrictions imposed by Section 3j, if applicable) will immediately lapse For all purposes of this Agreement, “Change in Control” shall mean (a) on or prior to the second anniversary of the Award Date an event described in 26 C.F.R. section 1.280G-1 (Q/A 27 through 29) or 26 C.F.R. section 1.409A-3(i)(5)(i) and (b) after the second anniversary of the Award Date, an event described in 26 C.F.R. section 1.280G-1 (Q/A 27 through 29) or 26 C.F.R. section 1.409A-3(i)(5)(i) or a transaction meeting the definition of Change in Control contained in the Plan.

g.

Notwithstanding anything to the contrary herein but subject to Section 3j, if applicable, if the Company is the surviving corporation following a Change in Control, or the Acquiror assumes the Restricted Stock or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for the Restricted Stock, then the Restricted Stock or such substitute therefore shall remain outstanding and be governed by their respective terms and the provisions of the Plan, except, however, if the Grantee’s employment with the Company (and its Subsidiaries) is terminated for any reason other than “cause” within eighteen (18) months following a Change in Control, then the Restricted Stock shall immediately become fully vested and all restrictions (other than transfer restrictions imposed by Section 3j, if applicable) will immediately lapse. For this purpose, “cause” shall have the meaning assigned to such term under an employment agreement or change in control agreement between the Company and the Grantee in effect on the date of this Award Agreement and, in the absence of such an employment agreement or change in control agreement, shall mean:

	(i)	fraud, misappropriation or intentional material damage to the property or business of the Company or any Subsidiary, or

	(ii)	commission of a felony whose determination is final and non-appealable, or entry of a plea of guilty or no contest to the commission of a felony, or

	(iii)	material violation of any material law, rule or regulation applicable to the Company or any Subsidiary or its respective business.

For purposes of this provision, no act or failure to act, on the part of the Grantee, shall be considered “intentional” unless it is done, or omitted to be done, by the Grantee in bad faith or without reasonable belief that the grantee’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Grantee in good faith and in the best interests of the Company.

h.	Intentionally omitted

i.	During the Restricted Period and the Supplemental Period, the Restricted Stock shall be recorded in a book entry account in the name of the Grantee.

j.

If the Grantee is subject to the executive compensation requirements of section 111 (b) (3) (D) of the Emergency Economic Stabilization Act of 2008, as amended, for the year that includes the Award Date, on each Vesting Date, a number of vested shares of Restricted Stock with an aggregate fair market value equal to the aggregate amount of federal, state and local taxes required to be withheld and remitted directly to taxing authorities in connection with such Vesting Date (as determined by the Committee) (the “Tax Withholding Shares”) shall be transferable by the Grantee. The balance of the restricted Stock shall become transferable as follows: an aggregate twenty-five percent (25%) of the Restricted Stock (or if less, the entire number of vested shares of Restricted Stock) shall be transferable when the Company has repaid at least twenty-five percent (25%) of the aggregate financial assistance it received pursuant to the United States Treasury’s Capital Purchase Program (the “CPP”); an aggregate of fifty percent (50%) of the Restricted Stock (or if less, the entire number of vested shares of Restricted Stock) shall be transferable when the Company has repaid at least at least fifty percent (50%) of the aggregate financial assistance received under the CPP; an aggregate of seventy-five percent (75%) of the Restricted Stock (or if less, the entire number of vested shares of Restricted Stock) shall be transferable when the Company has repaid at least at least seventy-five percent (75%) of the aggregate financial assistance received under the CPP; and all of the Restricted Stock (or if less, the entire number of vested shares of

Restricted Stock) shall be transferable when the Company has repaid all of the financial assistance received under the CPP. For purposes of applying the percentages immediately preceding sentence, the Tax Withholding Shares shall not be counted.

k.

If the Grantee is subject to the executive compensation requirements of section 111 (b)(3)(D) of the Emergency Economic Stabilization Act of 2008, as amended, for the year that includes the Award Date (the “Award Year”) at December 31 of the Award Year, the grant-date value of the Restricted Stock shall be compared to the limits imposed by 31 C.F.R. § 30.10. In the event the Company awards Restricted Stock to the Grantee in excess of one third of the Grantee’s Award Year annual compensation (or pro rate portion thereof), as that term is defined in 31 C.F.R. Part 30, the Restricted Stock Award shall be automatically reduced, without the consent of the Grantee or any other party, to the extent necessary to limit the amount of the Restricted Stock by a fraction, the numerator of which is the limit set forth in 31 C.F.R. § 30.10 and the denominator of which is the grant-date value of the Restricted Stock.

4. Rights as Stockholder. The Grantee shall be entitled to receive dividends and shall have the right to vote the Restricted Stock granted hereunder and shall have all other shareholders’ rights with respect to the Restricted Stock, with the exception that (i) the Grantee will not be entitled to delivery of the stock certificate representing the Restricted Stock during the Restricted Period and the Supplemental Period, (ii) the Company will retain custody of the Restricted Stock during the Restricted Period and the Supplemental Period, (iii) failure to attain any vesting conditions established by the Committee and set forth in this Award Agreement shall cause the forfeiture of the Restricted Stock in exchange for the payment of the cash purchase price, if any, paid by the Grantee and (iv) if any dividends are paid in shares of Stock or any other adjustment is made upon a change in the capital structure of the Company, any new, substituted or additional securities or other property (other than normal cash dividends) to which the Grantee is entitled by reason of his or her Restricted Stock Award will be immediately subject to the same restrictions as the Restricted Stock with respect to which they were issued.

5. Other Terms and Conditions. The Committee shall have the discretion to determine such other terms and provisions hereof as stated in the Plan. Without limiting the foregoing, the Restricted Stock awarded hereunder is intended to constitute “long-term restricted stock” within the meaning of 31 C.F.R. Part 30, and this Agreement, and the terms and conditions of the Restricted Stock awarded hereunder, shall be subject to amendment by the Committee, without the consent of the Grantee or any other party, to the extent necessary to give effect to such intent and to comply in all other respects with 31 C.F.R. Part 30 applicable to awards of long-term restricted stock to which the bonus accrual and payment prohibitions of 31 C.F.R. §30.10 do not apply. This Award Agreement shall be subject to further unilateral amendment by the Company, if and to the extent the Company determines, with the advice of counsel or on the basis of advice from a national securities exchange on which the Company has listed or applied to list its shares for trading, that such amendment is necessary to permit its shares to be listed, or continue to be listed, due to the imposition of a listing requirement pursuant to section 10D of the Securities Exchange Act of 1934, as amended.

6. No Right to Employment. Nothing herein shall be deemed to (a) create any obligation on the part of the Company or any Subsidiary to retain the Grantee in the employ of, or continue the provision of services to, the Company or any Subsidiary or (b) be evidence of any agreement or understanding, express or implied, that the Grantee has a right to continue as an employee for any period of time or at any particular rate of compensation.

7. Governing Law. The validity, construction, interpretation and enforceability of this Award Agreement shall be determined and governed by the laws of the State of New York without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Award Agreement to the substantive law of another jurisdiction.

8. Waiver. The waiver by the Company of a breach of any provision of this Award Agreement by Grantee shall not operate or be construed as a waiver of any subsequent breach by Grantee.

9. Binding Effect. The provisions of this Award Agreement shall be binding upon the parties hereto, their successors and assigns, including, without limitation, the Company, its successors or assigns, the estate of the Grantee and the executors, administrators or trustees of such estate and any receiver, trustee in bankruptcy or representative of the creditors of the Grantee.

10. Severability. The provisions of this Award Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

11. No Impact on Benefits. Restricted Stock Awards are not compensation for purposes of calculating a Grantee’s rights under any employee benefit plan that does not specifically require the inclusion of Restricted Stock Awards in calculating benefits.

12. Beneficiary Designation. Each Grantee may name a beneficiary or beneficiaries to receive any Restricted Stock that is vested at the Grantee’s death by executing and delivering to the Company a Beneficiary Designation Form in the form attached hereto. Each designation will revoke all prior designations made by the same Grantee and will be effective only when filed in writing with the Committee. If a Grantee has not made an effective beneficiary designation, the deceased Grantee’s beneficiary will be the Grantee’s surviving spouse or, if none, the deceased Grantee’s estate. The identity of a Grantee’s designated beneficiary will be based only on the information included in the latest Beneficiary Designation Form completed by the Grantee and delivered to the Company and will not be inferred from any other evidence.

13. Tax Withholding. The grant of the Restricted Stock Award hereunder does not result in any immediate tax liability for the Grantee. However, the Grantee will have taxable income at the time the Restricted Stock Award becomes vested. If the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of shares arising from this grant, the Company shall have the right to require such payments from Grantee. If Grantee does not make the required payment or direct the Company to withhold shares to satisfy such withholding obligation, the Company may withhold from such Restricted Stock Award, that number of shares of Stock equal to the minimum statutory amount necessary to satisfy federal, state and local taxes required by law or regulation to be withheld as a result of the vesting of the Restricted Stock acquired under this grant divided by the Fair Market Value of a share of Stock at the close of business on the day before the day on which withholding is required to be effected, rounded down to the nearest share, or to withhold such amounts from other payments due Grantee from the Company or any Subsidiary. If the Grantee is subject to blackout periods under the Company’s Insider Trading Policy any choice on the Grantee’s part to pay the required withholding amount or have shares withheld must be irrevocably made no later than the last trading date on which the Grantee would be permitted to sell shares in the market; thereafter, the method of withholding will be at the Company’s discretion.

14. Compliance with Securities Laws.

a.

No Restricted Stock Award may be exercised or shares of Stock issued pursuant to a Restricted Stock Award unless (1) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), shall at the time of exercise or issuance be in effect with respect to the shares issuable pursuant to such award or (2) in the opinion of legal counsel to the Company, the shares issuable pursuant to such award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.

b.

The Company may place upon any stock certificate for shares of Stock issued pursuant to a Restricted Stock Award the following legend or such other legend as the Board may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (‘ACT’) AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT, AND/OR COMPLIANCE WITH RULE 144 OF THE ACT OR A WRITTEN OPINION OF COUNSEL FOR STATE BANCORP, INC. THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED.”

c.

The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability with respect to the failure to issue or sell such shares as to which the requisite authority shall not have been obtained. As a condition to the issuance of any Stock, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation or to make any representation or warranty with respect thereto as may be requested by the Company.

15. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

16. Severability. In the event any provision of this Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts hereof, and this Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

17. Restrictive Covenants. The Company and its Subsidiaries conduct a consumer and business banking business (the “Company’s Business”). For all purposes of this Section 17, the Company’s Geographic Market shall be any town, county, village or other municipal unit by which the Company or any Subsidiary maintains an office, and any contiguous town, county, village or municipal unit (the “Company’s Geographic Market”).

(a)	Covenants. The Grantee agrees to the following covenants:

(i)

Confidential Information. Unless he obtains the prior written consent of the Company, the Grantee shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Company and its Subsidiaries (the Company and such Subsidiaries collectively, the “Company’s Affiliated Group”), any material document or information obtained from a member of the Company’s Affiliated Group in the course of his employment with any of them concerning their current or planned future properties, operations or business, including but not limited to information concerning the Company’s customers (the “Confidential Information”) unless and until such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own; provided, however, that nothing in this Section 17(a)(i) shall prevent the Grantee, with or without the Company’s consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is compelled under applicable law; in such event, the Grantee shall, to the extent practicable under the circumstances, notify the Company in advance of and afford the Company an opportunity, at its own expense, to take action to prevent or limit the scope of such participation or disclosure.

(ii)

Proprietary Information. The Grantee acknowledges that, during the course of his employment, he will, alone or jointly with others, develop or have access to information (whether in written, oral, electronic or other form) concerning the Company’s Affiliated Group’s business plans, marketing plans, methods and surveys, product and service design, development and pricing plans and methods, customer lists, prospect lists, customer relationship information and need assessments, profitability assessments, technology, service marks, trademarks and other intellectual property, trade secrets, know-how and other proprietary information concerning the Company’s Affiliated Group (the “Proprietary Information”). The Grantee acknowledges that all such Proprietary Information is, as between the Grantee and the Company’s Affiliated Group, the sole property of the Company’s Affiliated Group and that the Grantee has no right, title or interest therein. During his employment with the Company and at all times thereafter, the Grantee shall refrain from using any Proprietary Information for the benefit of any person or entity other than the Company’s Affiliated Group. At any time upon the Company’s request, and in any event upon his termination of employment with the Company, the Grantee shall promptly return to the Company all Proprietary Information in his possession in any form or media and all laptop computers, cell phones and other property of the Company’s Affiliated Group in his possession and shall, if requested to do so by the Company, certify in writing that any Proprietary Information not so returned has been destroyed.

(iii)

Non-derogation. While employed by the Company or any Subsidiary and at all times thereafter, the Grantee shall refrain from making any statement (whether or not in writing) concerning the Company’s Affiliated Group or its business, operations, customers, directors, officers, employees or owners that he intends, or that a reasonable person acting in like circumstances would expect, to impair in any respect the Company’s Affiliated Group’s business, operations or reputation.

(iv)

Solicitation. The Grantee, for a period of one (1) year following his termination of employment with the Company or any Subsidiary, shall not, without the written consent of the Company, either directly or indirectly:

(a)

solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company’s Affiliated Group to terminate his or her employment and accept employment or become affiliated with, or provide services with or without compensation in any capacity whatsoever to, any person or entity engaged in a business or line of business or providing a product or service in direct or indirect competition with the Company’s Business in the Company’s Geographic Market;

(b)

provide any information, advice or recommendation with respect to any such officer or employee to any person or entity that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing, encouraging or enabling any officer or employee of the Company’s Affiliated Group to terminate his employment and accept employment or become affiliated with, or provide services with or without compensation in any capacity whatsoever to, any person or entity engaged in a business or line of business or providing a product or service in direct or indirect competition with the Company’s Business in the Company’s Geographic Market; or

(c)

directly or indirectly solicit, or facilitate in any manner any other person’s or entity’s solicitation of, business in competition with the Company’s Business in the Company’s Geographic market from (I) any of the Company’s customers with whom the Grantee served as a relationship manager, or whom the Grantee was assigned to solicit on behalf of the Company, at any time during the period of one (1) year ending on the date of his termination of employment; (II) any other person or entity which the Grantee knows to be one of the Company’s customers, or (III) any other person or entity which the Grantee knows is being actively solicited by the Company on, or had been identified for active solicitation by the Company at any time during the period of one (1) year ending on the date of his termination of employment with the Company.

(b)

Reasonableness of Covenants. The Grantee acknowledges that: (i) the Company has a legitimate business interest in preserving its investment in its Confidential Information and Proprietary Information, and the Company’s customers; (ii) the restrictions set forth in this Section 17 constitute reasonable restrictions to protect the Company’s legitimate business interests; (iii) such restrictions are reasonable in duration, geographic scope and scope of business protected; (iv) observing such restrictions will not unreasonably impair the Employee’s ability to seek or secure employment following his termination of employment with the Company; and (v) his employment by the Company constitute adequate consideration for his adherence to such restrictions. The Grantee hereby waives his right, in any action or proceeding relating to the enforcement or enforceability of the provisions of this Section 17, to make any argument or assertion to the contrary.

(c)

Reasonableness of Damages. The Grantee hereby acknowledges that the forfeiture of the Restricted Stock as provided herein constitutes reasonable but non-exclusive damages and waives his right, in any action or proceeding relating to the enforcement or enforceability of the provisions of this Section 17, to make any argument or assertion to the contrary.

(d)

Specific Performance. The Grantee acknowledges that money damages will not be an adequate remedy for his failure to observe or perform any of the covenants set forth in Section 17(a). Therefore, the Company shall have the right to apply to any court of competent jurisdiction for equitable relief, including but not limited to a temporary restraining order or injunction ordering specific performance. The Grantee hereby waives his right, in any action or proceeding relating to any application for equitable relief, to make any argument or assertion to the contrary.

(e)

Notification to Subsequent Employers and Potential Employers. Prior to accepting employment with any person or entity other than a member of the Company’s Affiliated Group, the Grantee shall disclose to such person or entity the existence of this Agreement and furnish such person or entity with a copy hereof. The Company reserves the right, and the Grantee hereby authorizes the Company (i) to notify any person or entity making a pre-hire or post-hire inquiry of the Company concerning the Grantee of the existence of this Agreement and to furnish to such person or entity a copy hereof and (ii) to notify any person or entity engaged in a business or line of business or providing products or services in direct or indirect competition with the Company’s Business in the Company’s Geographic Market by whom the Grantee is subsequently employed, or with whom the Grantee is subsequently affiliated as an owner, investor, financier, director, officer, employee, independent contractor, vendor or service provider, whether for or without compensation, of the existence of this Agreement and to furnish to such person or entity a copy hereof.

(f)

Reformation or Modification. In the event that this Section 17 or any portion hereof shall be found by an arbitrator or court of competent jurisdiction to be unenforceable as written, such court or arbitrator shall, and is hereby authorized to, modify this Section 17 or any portion hereof in such manner as he or it determines to be necessary to render this Section 17 enforceable to the maximum possible extent and to enforce this Section 17 as so modified.

18. Effective Date; Conditions of Effectiveness. This Agreement and the Restricted Stock Award evidenced hereby shall take effect on the Award Date; provided that the following conditions are met: (a) the Grantee is an employee in good standing of the Company or a Subsidiary of the Company on the Award Date and (b) the Grantee has executed this Agreement and delivered the executed Agreement to the Company prior to the close of business on the Award Date. If either of the foregoing conditions is not met, this Agreement shall not take effect and the Restricted Stock Award evidenced hereby shall be null and void.

          IN WITNESS WHEREOF, the parties hereto have caused this Award Agreement to be executed to be effective as of the date written above.

State Bancorp, Inc.		Grantee:

By:

[Name]
[Title]

State Bancorp. Inc.
2006 Equity Compensation Plan Restricted Stock Award Agreement
Beneficiary Designation Form

Please complete this form to designate a beneficiary to receive any Restricted Stock that has been awarded to you pursuant to the Award Agreement dated _________ ____, ____ under the State Bancorp, Inc. 2006 Equity Compensation Plan and that has become vested as of the time of your death or to change a current beneficiary designation. In the future, you may revoke this form and designate a different beneficiary by completing and delivering another Beneficiary Designation Form to the Company.

Grantee Information

Name:	________________________________________________________________________________________________

Social Security Number:	__________________________________________________________________________________

Street Address:	___________________________________________________________________________________________

City, State, Zip:	___________________________________________________________________________________________

Phone Number:	___________________________________________________________________________________________

You are not limited to three (3) primary beneficiaries and three (3) contingent beneficiaries. To designate additional beneficiaries, please attach, date and sign a separate piece of paper.

When designating beneficiaries please use whole percentages and be sure that the percentages for each group of beneficiaries (primary and contingent) total 100%. Your primary beneficiary cannot be your contingent beneficiary. If you designate a trust as a beneficiary, please include the trust’s name and trust date.

Primary Beneficiar (ies)

I hereby designate the person(s) named below as primary beneficiar (ies) to receive any Restricted Stock that has become vested as of the date of my death:

1.	Individual or Trust Name:	________________________________________
	Percentage:	________________________________________%
	Date of Birth or Trust Date:	________________________________________
	Relationship to Grantee:	________________________________________

2.	Individual or Trust Name:	________________________________________
	Percentage:	________________________________________%
	Date of Birth or Trust Date	________________________________________
	Relationship to Grantee:	________________________________________

3.	Individual or Trust Name:	________________________________________
	Percentage:	________________________________________%
	Date of Birth or Trust Date:	________________________________________
	Relationship to Grantee:	________________________________________

If more than one person is named and no percentages are indicated, payment will be made in equal share to my primary beneficiar (ies) who survive(s) me. If a percentage is indicated and a primary beneficiar (ies) does not survive me, the percentage of that primary beneficiary’s designated share shall be divided equally among the surviving primary beneficiar (ies).

Contingent Beneficiar (ies)

If there is no primary beneficiar(ies) living a the time of my death, I hereby specify the following contingent beneficiar(ies) to receive any Restricted Stock that has become vested as of the date of my death:

1.	Individual or Trust Name:	________________________________________
	Percentage:	________________________________________%
	Date of Birth or Trust Date:	________________________________________
	Relationship to Grantee:	________________________________________

2.	Individual or Trust Name:	________________________________________
	Percentage:	________________________________________%
	Date of Birth or Trust Date:	________________________________________
	Relationship to Grantee:	________________________________________

3.	Individual or Trust Name:	________________________________________
	Percentage:	________________________________________%
	Date of Birth or Trust Date:	________________________________________
	Relationship to Grantee:	________________________________________

Payment to contingent beneficiar (ies) will be made according to the rules of succession described under Primary Beneficiar (ies).

          By executing this form:

•

I am aware that the beneficiary information in this form becomes effective when delivered to the Company and will remain in effect until I deliver to the Company another completed and signed Beneficiary Designation Form with a later date.

•

I understand that I may designate a beneficiary for my Restricted Stock and that if I choose not to designate a beneficiary, my beneficiary will be my surviving spouse or, if I do not have a surviving spouse, my estate.

Date	Grantee